                                                                   EXHIBIT 10.11
================================================================================









                           ASSET PURCHASE AGREEMENT

                                 by and among

                             SEGUE SOFTWARE, INC.,

               ARC - DR. AMBICHL & DR. REINDL COMMUNICATION GMBH

                                      and

                    THE STOCKHOLDERS OF ARC - DR. AMBICHL &
                        DR. REINDL COMMUNICATION  GMBH



                         Dated as of December 30, 1997








================================================================================

                           ASSET PURCHASE AGREEMENT

                               TABLE OF CONTENTS


                                                                           Page

SECTION 1.   PURCHASE AND SALE...........................................   1
  1.1   Sale of ARC Assets and Purchase Price............................   1
        1.1.1  Sale of Intellectual Property.............................   1
        1.1.2  Sale of Non-Intellectual Property Assets..................   3
        1.1.3  Excluded Assets...........................................   4
  1.2   Assumption of Liabilities .......................................   4
  1.3   Retained Liabilities.............................................   4
  1.4   Purchase Price and Payment.......................................   6
        1.4.1  Intellectual Property Assets..............................   6
        1.4.2  Non-Intellectual Property Assets..........................   6
  1.5   Transfer of Subject Assets.......................................   6
  1.6   Delivery of Records and Contracts................................   6
  1.7   Allocation of Purchase Price.....................................   7
  1.8   Closing..........................................................   7

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS...............   7
  2.1   Making of Representations and Warranties.........................   7
  2.2   Organization and Qualifications of ARC...........................   7
  2.3   Subsidiaries.....................................................   8
  2.4   Capital Stock; Beneficial Ownership..............................   8
  2.5   Authority of ARC.................................................   8
  2.6   Real and Personal Property.......................................   9
  2.7   Financial Statements.............................................  10
  2.8   Taxes............................................................  11
  2.9   Accounts Receivable..............................................  12
  2.10  Absence of Certain Changes.......................................  12
  2.11  Ordinary Course..................................................  13
  2.12  Banking Relations................................................  13
  2.13  Proprietary Rights...............................................  13
  2.14  Contracts........................................................  16
  2.15  Litigation.......................................................  17
  2.16  Compliance with Laws.............................................  17
  2.17  Insurance........................................................  17
  2.18  Warranty or Other Claims.........................................  17
  2.19  Powers of Attorney...............................................  18
  2.20  Finder's Fee.....................................................  18
  2.21  Corporate Records; Copies of Documents...........................  18
  2.22  Employee Benefit Programs; Employees; Labor Relations............  18
  2.23  Disclosure.......................................................  18


                                      (i)

                                                                          Page
                                                                          ----
SECTION 3.   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS..............  19
  3.3   Agreements.......................................................  19

SECTION 4.   COVENANTS OF THE SELLERS....................................  20
  4.1   Making of Covenants and Agreements...............................  20
  4.2   Conduct of Business..............................................  20
  4.3   Due Diligence; Production of Documents...........................  20
  4.4   Authorization from Others........................................  20
  4.5   Notice of Default................................................  20
  4.6   Cooperation; Consummation of Agreement; Books and Records........  21
  4.7   Tax Returns......................................................  21
  4.8   Satisfaction of Indebtedness.....................................  21

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF BUYER.....................  21
  5.1   Making of Representations and Warranties.........................  21
  5.2   Organization of Buyer............................................  21
  5.3   Authority of Buyer...............................................  22
  5.4   Litigation.......................................................  22
  5.5   Finder's Fee.....................................................  22
  5.6   Buyer USA Public Information.....................................  22
  5.7   Buyer USA Indebtedness...........................................  23

SECTION 6.   COVENANTS OF BUYER..........................................  23
  6.1   Authorization from Others........................................  23
  6.2   Cooperation; Consummation of Agreement; Books and Records........  23
  6.3   Notice of Default................................................  23

SECTION 7.   CONDITIONS..................................................  23
  7.1   Conditions to the Obligations of Buyer...........................  23
  7.2   Conditions to Obligations of the Sellers.........................  25

SECTION 8.   TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.................  27
  8.1   Termination......................................................  27
  8.2   Effect of Termination............................................  27

SECTION 9.   RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING................  27
  9.1   Survival of Warranties; Setoff...................................  27

SECTION 10.  MISCELLANEOUS...............................................  28
  10.1  Bulk Sales Law...................................................  28

                                      (ii)

                                                                         Page
                                                                         ----

  10.2  Fees and Expenses................................................  28
  10.3  Governing Law....................................................  29
  10.4  Notices..........................................................  29
  10.5  Entire Agreement.................................................  30
  10.6  Assignability; Binding Effect....................................  30
  10.7  Captions and Gender..............................................  31
  10.8  Execution in Counterparts........................................  31
  10.9  Amendments.......................................................  31
  10.10 Publicity and Disclosures........................................  31

                                     (iii)

                            INDEX OF DEFINED TERMS

               Term                                            Section
               ----                                            -------

               Agreement.....................................  Preamble
               ARC...........................................  Preamble
               ARC Note......................................  1.4
               Assigned Contracts............................  1.1.1(iii)
               Assigned Permits..............................  1.1.1(iv)
               Base Balance Sheet............................  2.7(a)(ii)
               Buyer.........................................  Preamble
               Closing.......................................  1.9
               Closing Date..................................  1.9
               Code..........................................  1.7
               Corporate Records.............................  1.1.2
               Employment Agreement..........................  7.1(d)
               Excluded Assets...............................  1.1.2
               Intellectual Property.........................  2.13(a)
               Intellectual Property Assets..................  1.1.1
               Leased Real Property..........................  2.6(b)
               Non-Intellectual Property Assets..............  1.1.2
               Retained Liabilities..........................  1.3
               Sellers.......................................  Preamble
               Subject Assets................................ .1.1.1

                                      (iv)

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of December 30, 1997 by and among Segue Software, Inc., a Delaware corporation ("Buyer USA"), Segue Software Entwicklung GmbH, an Austrian corporation, ("Buyer Austria") (Buyer USA and Buyer Austria are sometimes collectively referred to hereinafter as the "Buyer" or the "Buyers") and ARC - Dr. Ambichl & Dr. Reindl Communication GmbH, an Austrian corporation ("ARC"), and each holder of the share capital of ARC, which include Ernst Ambichl, Manfred Reindl and Bernd Greifeneder (the "Stockholders" and, together with ARC, the "Sellers").


                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, subject to the terms and conditions hereof, ARC desires to sell to Buyer USA all of its intellectual property and related assets as set forth herein; and

     WHEREAS, subject to the terms and conditions hereof, Buyer USA desires to purchase from ARC all of ARC's intellectual property and related assets for the consideration applicable thereto as specified herein; and

     WHEREAS, subject to the terms and conditions hereof, ARC desires to sell to Buyer Austria certain of its assets as set forth herein; and

     WHEREAS, subject to the terms and conditions hereof, Buyer Austria desires to purchase certain of the assets of ARC for the consideration applicable thereto as specified herein;

     NOW, THEREFORE, in order to consummate said purchases and sales and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


 SECTION 1.  PURCHASE AND SALE.
 -----------------------------

     1.1  Sale of ARC Assets and Purchase Price.
          -------------------------------------

          1.1  Sale of Intellectual Property.  Subject to the provisions of this
               -----------------------------
Agreement, Buyer USA agrees to purchase from ARC and the Stockholders, and ARC and the Stockholders agree to sell, convey, transfer, assign and deliver to Buyer USA, on the Closing Date (as defined in Section 1.8 hereof) the Intellectual Property Assets owned or used by ARC as of the close of business on the Closing Date which are used in the conduct of ARC's business and operations, other than the Excluded Assets (as defined in Section 1.1.3). The Intellectual Property Assets shall include, without limitation, the following:

                 (i) the business of ARC, as a going concern, including all of ARC's goodwill therein, as well as ARC's website (including the domain name "______________" and any similar domain name related to, or contemplated for use by, ARC or any of the products or services offered by ARC);

                 (ii) all claims, rights (and benefits arising therefrom), causes of action, rights of recovery, set-offs or defenses of any kind pertaining to, or arising out of, ARC's business and operations, and all rights of ARC against suppliers under warranties covering the Intellectual Property Assets and all non-compete agreements with any current or former employees of ARC, copies of which non-compete agreements have been delivered to Buyer by ARC prior to the date hereof;

                 (iii) all computer programs, databases, software and software licenses owned or licensed by ARC used by ARC in the operation of ARC's business, all of which are listed on Schedule 1.1.1(iii) hereto;
                                     -------------------

                 (iv)   all of ARC's right, title and interest in all
copyrights (registered and unregistered) and applications, if any, therefor, patents, patent applications, patent rights, trade secrets, trade secret rights, trademarks (registered and unregistered), service marks (registered and unregistered), technology, know-how, techniques, processes, all documents of ARC embodying proprietary information and copyright protected material, all evidence of ownership of any of the foregoing, and all other intellectual property developed by or on behalf of ARC or to which ARC have rights, including, without limitation, the copyrights, patents, trademarks, service marks, software, and technology listed on Schedule 1.1.1(iv) hereto;
                     ------------------

                 (v) all of the Stockholders' right, title and interest in the Intellectual Property Assets owned or used by ARC as of the close of business on the Closing Date which are used in the conduct of ARC's business and operations, other than the Excluded Assets, including without limitation, the following rights embodied in such Intellectual Property Assets: all copyrights (registered and unregistered) and applications, if any, therefor, patents, patent applications, patent rights, trade secrets, trade secret rights, trademarks (registered and unregistered), service marks (registered and unregistered), trade names, trade name rights, trade style, logos, technology, know-how, techniques, processes, all documents embodying proprietary information and copyright protected material, all evidence of ownership of any of the foregoing, and all other intellectual property;

                 (vi) the trade names, trade name rights, trade style, or other similar rights owned or licensed by ARC, including, specifically, the names, any similar name, any logo or mark used in connection with ARC's business, including, without limitation, the trade names listed on Schedule
                                                                   --------
1.1.1(v) hereto, and any goodwill associated therewith;
--------

                 (vii) all mailing lists, subscriber lists, advertiser lists, and subscriptions or processes of ARC; and

                 (vi) all advertising and promotional material, a customer list which shall consist of an electronic and a hard copy list of all of ARC's customers as of the Closing Date, customer information, a supplier list which shall consist of an electronic and hard copy list of all of ARC's suppliers as of the Closing Date, supplier information owned or licenses by ARC or the Stockholders, market surveys, marketing know-how, and information pertaining to planned products or services (if any).

          1.1.2  Sale of Non-Intellectual Property Assets.  Subject to the
                 ----------------------------------------
provisions of this Agreement, Buyer Austria agrees to purchase from ARC, and ARC agrees to sell, convey, transfer, assign and deliver to Buyer Austria, on the Closing Date (as defined in Section 1.8 hereof) the Non-Intellectual Property Assets. The term "Non-Intellectual Property Assets" shall mean the assets, properties and business (other than the Intellectual Property Assets) that are owned or used by ARC as of the close of business on the Closing Date which are used in the conduct of ARC's business and operations, other than the Excluded Assets (as defined in Section 1.1.3). The Intellectual Property Assets and the Non-Intellectual Property Assets are referred to herein together to as the "Subject Assets." The Non-Intellectual Property Assets shall include, without limitation, the following:

                 (i) all inventories, office supplies, maintenance supplies, spare parts and similar items used by ARC in the conduct of its business;

                 (ii) all machinery, equipment (including office equipment, computers and computer hardware and peripherals), furniture, furnishings and other fixed assets (including leasehold interests therein) of ARC listed on
Schedule 1.1.2(ii) hereto;
------------------

                 (iii) all leases and contracts of ARC used in or related to its business, including, without limitation, all leases of real or personal property, all contracts for services and supplies, all contracts to sell products or services, all purchase orders, and all other agreements, commitments and personal property leases (whether written or oral) to which ARC is a party or under which ARC receives benefit arising out of or related to its business (collectively, the "Assigned Contracts"), which Assigned Contracts shall include, without limitation, all existing and pending sales contracts and sales commission agreements or arrangements, including orders, offers and proposals, all of which Assigned Contracts are listed on Schedule 1.1.2(iii) hereto;
                                              -------------------

                 (iv)   all Federal, state, local, foreign or other
governmental and other third party permits (including occupancy permits), certificates, licenses, consents and authorizations held by ARC that are used in or related to its business to the extent assignable (the "Assigned Permits"), including, without limitation, all permits, certificates, licenses and authorizations listed on Schedule 1.1.2(iv) hereto;
                         ------------------

                 (v) all files, documents, records (other than ARC's Corporate Records (as defined in Section 1.1.3), employee files, data and books of account maintained in connection with ARC's business;

                 (vi) all memberships in trade associations of ARC to the extent assignable;

                 (vii) all raw materials and inventories, including inventories of works-in-process and supplies, owned by ARC; and

                 (viii) all intangible rights relating to any of the foregoing.

          1.1.3  Excluded Assets.  Notwithstanding the foregoing, the Subject
                 ---------------
Assets shall not include the following items owned, leased or used by ARC (the "Excluded Assets"):

                 (i) Assets and property disposed of since the date of the Base Balance Sheet in the ordinary course of business and such other assets as have been or are disposed of pursuant to this Agreement;

                 (ii) ARC's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with ARC's organization or stock capitalization (collectively, the "Corporate Records"); provided, however, that ARC shall provide Buyer prior to the Closing with copies of each of the foregoing, certified by ARC to be true and correct copies;

                 (iii) ARC's rights under this Agreement and the agreements and instruments delivered to Buyer pursuant hereto; and

                 (iv) ARC's rights, title and interest in and to assets of, and obligations under, any pension funds, profit sharing, 401(k) or similar plans maintained by or on behalf of ARC for the benefit of its employees.

     1.2  Assumption of Liabilities.  Except for the Assumed Liabilities (as
          -------------------------
defined below), Buyer shall not assume or be bound by any obligations or liabilities of any Seller, accrued, absolute, contingent or otherwise, whether or not existing or hereafter arising whatsoever. Upon the sale and purchase of the Subject Assets, Buyer agrees to perform in accordance with their respective terms the obligations of ARC (other than obligations described in Section 1.3(vi)) under all Assigned Contracts and Assigned Permits and other grants of rights assigned to Buyer pursuant to Section 1.1.1 arising or to be performed after the Closing Date (the "Assumed Liabilities"). The assumption of said liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or ARC and nothing herein shall prevent any party from contesting in good faith with any third party any of said liabilities.

     1.3  Retained Liabilities.  Buyer and ARC agree that, except for the
          --------------------
Assumed Liabilities, Buyer is not assuming, and ARC shall remain fully liable for, all of its liabilities and obligations relating to the property, assets, business and operations of ARC (collectively, the "Retained Liabilities"), including, without limitation, the following:

                 (i) all liabilities for any income, gain, profit or similar tax arising out of or resulting from the sale, conveyance, transfer, assignment and delivery of the Subject Assets provided for in this Agreement;

                 (ii) all Taxes (as defined in Section 2.8(a)) imposed on, or with respect to, the business of ARC;

                 (iii) all liabilities and obligations of ARC in respect of accounts payable, accrued expenses, accrued employee obligations and other current liabilities arising out of the operation of ARC's business;

                 (iv) all liabilities and obligations of ARC for indebtedness for borrowed money;

                 (v) all liabilities and obligations of ARC in connection with or relating to any of ARC's existing or former employees, employee benefit plans, employee insurance policies, severance or other termination obligations, accrued vacations, accrued and unpaid wages, salaries, bonuses, commissions and sick pay or other employment related matters, including, without limitation, all liabilities and obligations (whether fixed or contingent) with respect to any employment benefit program or plan as a result of the consummation of the transactions contemplated by this Agreement, as required by Austrian law or otherwise, and all liabilities of ARC under sales representative or similar agreements or arrangements pursuant to which any person or entity may be entitled to a commission on account of revenues booked or earned prior to the Closing Date; provided, however, that in no event is Buyer assuming any
              --------  -------
liabilities with respect to any employees terminated prior to the Closing Date or any severance or other termination obligations or any liability under any pension, profit sharing, 401(k) or similar employee benefit plan;

                 (vi) all liabilities and obligations of ARC to third parties arising out of any breach by ARC prior to the Closing Date of any representation, warranty, covenant or indemnification obligation of ARC under any Assigned Contract or Assigned Permitted or other right assigned hereunder;

                 (vii) all liabilities and obligations arising in respect of the Excluded Assets;

                 (viii) all liabilities for retrospective or similar insurance premium adjustments and all claims for injury or sickness compensable under ARC's insurance plans arising prior to the Closing Date; and

                 (ix) all other liabilities of ARC that are attributable to or arise from facts, events or conditions that occurred or came into existence prior to the Closing Date, including without limitation, any intellectual property indemnification obligations.

     1.4  Purchase Price and Payment.
          --------------------------

          1.4.1  Intellectual Property Assets.  In consideration of the sale by
                 ----------------------------
ARC to Buyer USA of the Intellectual Property Assets and upon the assumption by Buyer of the Assumed Liabilities, Buyer USA agrees that at the First Closing (as hereinafter defined) it will deliver to ARC (a) Three Million Seven Hundred Seven Thousand Eight Hundred Dollars ($3,707,800) by bank cashiers check in Boston Clearing House Funds or by wire transfer of immediately available funds and (b) a junior subordinated promissory note in the principal amount of Three Million Seven Hundred Eighteen Thousand Eight Hundred Dollars ($3,718,800) (the "ARC Note") substantially in the form attached hereto as Exhibit 1.4.
                                                         -----------

          1.4.2  Non-Intellectual Property Assets.  In consideration of the sale
                 --------------------------------
by ARC to Buyer Austria of the Non-Intellectual Property Assets, and upon the assumption by Buyer of the Assumed Liabilities, Buyer Austria agrees that at the Second Closing (as hereinafter defined) it will deliver to ARC Eleven Thousand Dollars ($11,000) by bank cashiers check in Boston Clearing House Funds or by wire transfer of immediately available funds.

     1.5  Transfer of Subject Assets.  At the First Closing, ARC shall deliver
          --------------------------
or cause to be delivered to Buyer USA good and sufficient instruments of transfer transferring to Buyer USA title to all of the Intellectual Property Assets as provided herein and at the Second Closing, ARC shall deliver or cause to be delivered to Buyer Austria good and sufficient instruments of transfer transferring to Buyer Austria title to all of the Non-Intellectual Property Assets as provided herein. Such instruments of transfer (a) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance satisfactory to Buyer and its counsel, (c) shall effectively vest in Buyer good and marketable title to all the Subject Assets free and clear of all liens, restrictions and encumbrances except the Assumed Liabilities, and (d) shall include, without limitation, (i) the Bill of Sale in the form of Exhibit 1.5(a) hereto, (ii) the
                                                --------------
Assignment and Assumption of Contracts Agreement in the form of Exhibit 1.5(b)
                                                                --------------
hereto, (iii) the Assignment and Assumption of Leases Agreement in the form of
Exhibit 1.5(c) hereto, and (iv) the Assignment and Assumption of Intellectual
--------------
Property in the form of Exhibit 1.5(d) hereto.
                        --------------

     1.6  Delivery of Records and Contracts.  At or prior to the First Closing,
          ---------------------------------
ARC shall deliver or cause to be delivered to Buyer all of ARC's leases, contracts, commitments, agreements (including without limitation non-competition agreements) and rights that are included in the Subject Assets, with such assignments thereof and consents to assignments as are necessary to assure Buyer the full benefit of the same. ARC shall also deliver to Buyer at the First Closing all business records, tax returns, books and other data relating to ARC and the Subject Assets, and ARC shall take all requisite steps to put Buyer in actual possession and operating control of the Subject Assets. After the First Closing, Buyer shall afford to ARC and its accountants and attorneys, for the purpose of preparing such tax returns of ARC as may be required after the First Closing, reasonable access to the books and records of ARC delivered to Buyer under this Section and shall permit ARC, at ARC's expense, to make extracts and copies therefrom. After the First Closing, ARC shall afford to Buyer and its accountants and attorneys, for the purpose of preparing and supporting such tax returns of Buyer as may be required after the First Closing, reasonable access to the relevant books and records of ARC retained by ARC and shall permit Buyer, at Buyer's expense, to make extracts and copies therefrom. ARC and Buyer each agree to retain any such books and records for a period of seven years or, in the event either party elects to dispose of such books and records in any manner, such party shall notify the other party of its intent to do so and shall offer the other party the opportunity to receive such books and records or, at the other party's expense, full and complete copies thereof.

     1.7  Allocation of Purchase Price.  ARC and Buyer agree to allocate the
          ----------------------------
Asset Purchase Price and the Assumed Liabilities (and all other capitalized costs) among the Subject Assets in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and such allocation shall be binding upon Buyer and ARC for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes).

     1.8  Closing.
          -------

                 (a) The transactions contemplated by this Agreement shall be consummated at the closing (the "First Closing") which will take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts on December 30, 1997, or at such other place or earlier or later date or time as may be fixed by mutual agreement of Buyer and the Sellers (the "First Closing Date").

                 (b) Notwithstanding the foregoing, the closing in respect of and the physical transfer of the Non-Intellectual Property Assets (the "Second Closing") shall occur on January 9, 1998 or on such earlier or later date as may be fixed by mutual agreement of Buyer and the Sellers (the "Second Closing Date").

 SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS.
 ---------------------------------------------------------

     2.1  Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
Buyer to enter into this Agreement and consummate the transactions contemplated hereby, ARC and the Stockholders hereby jointly and severally make to Buyer the representations and warranties contained in this Section 2.

     2.2  Organization and Qualifications of ARC.  ARC is a corporation duly
          --------------------------------------
organized, validly existing and in good standing under the laws of Austria with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of ARC's Certificate of Incorporation (or similar organizational document) as amended to date, certified by a notary public or the appropriate governmental officer, and By-laws (or similar document), as amended to date, certified by ARC's General Manager, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. ARC is not in violation of any provision of its Certificate of Incorporation (or similar organizational document) or By-laws (or similar document). ARC is not qualified to do business as a foreign corporation in any state or jurisdiction.

     2.3  Subsidiaries.  ARC has no subsidiaries, and does not own any
          ------------
securities issued by any other business organization or governmental authority. ARC does not own and does not have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.

     2.4  Capital Stock; Beneficial Ownership.  The authorized share capital of
          -----------------------------------
ARC consists of ATS 500,000 of which ATS 250,000 has been contributed. The equity of ARC is owned 39% by Ernst Ambichl, 39% by Manfred Reindl and 22% by Bernd Greifeneder. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional share capital of ARC. None of the share capital of ARC has been issued in violation of any federal or state law. There are no voting agreements, trusts, proxies or other agreements, instruments or undertakings with respect to the voting of the share capital of ARC to which ARC or any Stockholder is a party.

     2.5  Authority of ARC.  ARC has full right, authority and power to enter
          ----------------
into this Agreement and each agreement, document and instrument to be executed and delivered by ARC pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by ARC of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of ARC and its stockholders (as the case may be) and no other action on the part of ARC or its stockholders or otherwise is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by ARC pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of ARC enforceable in accordance with their terms. The execution, delivery and performance by ARC of this Agreement and each such agreement, document and instrument:

                        (i) do not and will not violate any provision of the Certificate of Incorporation (or similar organizational document) or By-laws of ARC;

                        (ii) do not and will not violate any laws of the United States, or any state or other jurisdiction (domestic or foreign) applicable to ARC or require such Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except where the failure of which will, individually or in the aggregate, not result in a material adverse affect on the business or prospects of ARC; and

                        (iii) except as described in Section 2.6(b)(vii) hereof, do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which ARC is a party or by which the property of ARC is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of ARC's assets or property.

     2.6  Real and Personal Property.
          --------------------------

                 (a)    Owned Real Property. ARC does not own any real property.
                        -------------------

                 (b)    Leased Real Property. All of the real property leased by
                        --------------------
ARC, as tenant or lessee, is identified on Schedule 2.6(b) hereto (collectively
                                           ---------------
referred to herein as the "Leased Real Property"). The Sellers hereby make the following representations and warranties with respect to the Leased Real
Property:

                        (i) ARC holds a good, clear, marketable, valid and enforceable leasehold interest in the Leased Real Property;

                        (ii) None of the Sellers is aware of any material defects in the physical condition of any improvements constituting a part of the Leased Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and to the knowledge of the Sellers, all of such improvements are in reasonable operating condition and repair, have been maintained in accordance with past practice and are free from material infestation by rodents or insects;

                        (iii) The copies of the lease for the Leased Real Property (the "Lease") delivered by ARC to Buyer pursuant to this Agreement is complete, accurate, true and correct;

                        (iv) The Lease is in full force and effect and has not been modified, amended, or altered, in writing or otherwise;

                        (v) All obligations of the landlord or lessor under the Lease which have accrued have been performed, and to the best of the knowledge of the Sellers, no landlord or lessor is in default under the Lease;

                        (vi) All obligations of the ARC under the Lease which have accrued have been performed, and ARC is not in default under the Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by ARC; and

                        (vii) ARC will not have obtained prior to the Closing the consent of the landlord or lessor under the Lease, and the failure to obtain such consent shall not constitute a default hereunder. On or before the Closing Date, ARC will have notified in writing the landlord under the Lease that the Lease is being assigned to Buyer hereunder.

                 (c) Personal Property.  A complete description of ARC's
                     -----------------
fixtures, machinery, equipment and other tangible personal property is contained in Schedule 2.6(c) hereto. ARC has good and marketable title to all of its
   ---------------
personal property. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge. All leasehold improvements, furnishings, machinery, equipment and other tangible personal property of ARC have been maintained consistent with past practice, are suitable for the purposes for which they are intended and are in good repair.

     2.7  Financial Statements.
          --------------------

                 (a) Sellers have delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.7:
                                                   ------------

                        (i) A balance sheet of ARC (including for purposes of this Section 2.7 any predecessor entity of ARC) for its fiscal year ending on December 31, 1996 and a statement of income for the year then ended, with appropriate footnotes, certified by ARC's chief financial officer.

                        (ii) A balance sheet of ARC (including for purposes of this Section 2.7 any predecessor entity of ARC) as of October 31, 1997 (the "Base Balance Sheet") and a statement of income for the period then ended, with appropriate footnotes, certified by ARC's chief financial officer.

Said financial statements have been prepared in accordance with generally accepted accounting principles in force in Austria applied consistently during the periods covered thereby, are complete and correct in all material respects, and present fairly in all material respects the financial condition of ARC at the dates of said statements and the results of its operations and its cash flows for the periods covered thereby.

                 (b) Except as reflected on the Base Balance Sheet, as of the date of the Base Balance Sheet, ARC had no liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of ARC or the conduct of its business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date).

                 (c) As of the date hereof and as of the Closing, ARC does not and will not have liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations or others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of ARC or the conduct of its business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), which Buyer Austria or Buyer USA will be legally obligated to pay under any theory of successor liability or otherwise.

     2.8  Taxes.
          -----

                 (a) ARC has paid or caused to be paid all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by ARC through the date hereof whether disputed or not.

                 (b) ARC has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to ARC for taxable periods ended on or after December 31, 1992, are set forth in Schedule
                                                                      --------
2.8 hereto, and said Schedule indicates those returns that have been audited or
---
currently are the subject of an audit. ARC has delivered to Buyer correct and complete copies of all federal, state, local and foreign income tax returns listed on said Schedule, and of all examination reports and statements of deficiencies assessed against or agreed to by ARC with respect to said returns.

                 (c) Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the knowledge of the Sellers, threatening to assert against ARC any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where ARC does not file reports and returns that ARC is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of ARC that arose in connection with any failure (or alleged failure) to pay any Taxes.

                 (d) No extension of time with respect to any date on which a tax return was or is to be filed by ARC is in force, and no waiver or agreement by ARC is in force for the extension of time for the assessment or payment of any Taxes.

                 (e) None of the Sellers has been (and has no liability for unpaid Taxes because it once was) a member of an "affiliated group." ARC has never filed, nor has it been required to file, a consolidated, combined or unitary tax return with any other entity. ARC does not own, nor has it ever owned, a direct or indirect interest in any trust, partnership, corporation or other entity, nor is any such interest necessary to conduct the business of ARC, and Buyer is not acquiring from any Seller an interest in any such entity. No such entity is a party to any tax sharing agreement.

                 (f) ARC has made all necessary and required contributions under applicable social security systems with respect to employees of ARC and non-employee contractors of ARC.

     2.9  Accounts Receivable.  All of the accounts receivable of ARC (less the
          -------------------
reserve for bad debts set forth on the Base Balance Sheet) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. ARC does not have any accounts or loans receivable from any person, firm or corporation which is affiliated with either ARC or from any director, officer or employee of ARC, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

     2.10 Absence of Certain Changes.  Other than the conversion of ARC from an
          --------------------------
OEG to a GmbH, since the date of the Base Balance Sheet, there has not been:

                        (i) any change in the financial condition, properties, assets, liabilities, business or operations of ARC which change by itself or in conjunction with all other such changes, has been materially adverse with respect to ARC;

                        (ii) any contingent liability incurred by ARC as guarantor or otherwise with respect to the obligations of others or any cancellation of any debt or claim owing to, or waiver of any material right of, ARC;

                        (iii) any mortgage, encumbrance or lien placed on any of the assets or properties of ARC which remain in existence on the date hereof or will remain on the Closing Date;

                        (iv) any obligation or liability of any nature incurred by ARC whether accrued, absolute, contingent or otherwise, asserted or unasserted (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by ARC or the conduct of ARC's business since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

                        (v) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of ARC other than in the ordinary course of business;

                        (vi) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of ARC;

                        (vii) any other transaction entered into by ARC other than transactions in the ordinary course of business; or

                        (viii) any agreement or understanding whether in writing or otherwise, for ARC to take any of the actions specified in paragraphs (i) through (viii) above.

     2.11 Ordinary Course.  Other than the conversion of ARC from an OEG to a
          ---------------
GmbH, since the date of the Base Balance Sheet, ARC has conducted its business and operations only in the ordinary course and consistently with its prior practices.

     2.12 Banking Relations.  All of the arrangements which ARC has with any
          -----------------
banking institution are completely and accurately described in Schedule 2.12
                                                               -------------
hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2.13 Proprietary Rights.
          ------------------

                 (a) Except as set forth in Schedule 2.13, ARC owns all right, title and interest in and to all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of ARC's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered in connection with or contained in ARC's products (the "ARC Products"), free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "Proprietary Rights"). The foregoing representation as it relates to Third Party Technology (as hereinafter defined) is limited to ARC's interest pursuant to the Third Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant ARC such right to Third Party Technology as are employed in or necessary to the business of ARC as conducted or proposed to be conducted prior to the Closing Date.

                 (b)    Schedule 2.13 hereto contains an accurate and complete
                        -------------
description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered and unregistered copyrights in or related to the ARC Products, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto, and (ii) a list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any software, technology, know-how, or processes that ARC is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by ARC (such software, technology, know-how and processes are collectively referred to as the "Third Party Technology"). All of ARC's trademark or trade name registrations related to the ARC Products and all of ARC's copyrights in any of the ARC Products are valid and in full force and effect; and consummation of the transactions contemplate hereby will not alter or impair any such rights. There is no material default by any party to any Third Party License and all of ARC's rights thereunder are freely assignable. To the knowledge of the Sellers, the licensors under such Third Party Licenses have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of such Third Party Licenses, and any amendments thereto, have been provided to Buyer.

                 (c) No claims have been asserted against ARC or any of the Stockholders (and neither ARC nor any of the Stockholders is aware of any claims which are likely to be asserted against ARC or any of the Stockholders or which have been asserted against others) by any person challenging ARC's use or distribution of any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by ARC (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses). To the Sellers' knowledge, there is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any way relate to or interfere with the continued enhancement and exploitation by ARC of any of the ARC Products. None of the ARC Products nor the use of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by ARC in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any trade secret, copyright, trademark or trade name, or, to the knowledge of the Sellers, any patent.

                 (d) All licenses or other agreements pursuant to which the Sellers have granted rights to others in Proprietary Rights owned or licensed by the Sellers are listed on Schedule 2.13. All of such licenses or agreements are in full force and effect, there is no default by any party thereto and all of Sellers' rights thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer. Except as set forth in Schedule 2.13, the Sellers have not
                                           -------------
granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the ARC Products or any adaptations, translations, or derivative works based on the ARC Products or any portion thereof, including, without limitation, as a value added reseller. Except with respect to the rights of third parties to the Third Party Technology, no third party has any right to manufacture, reproduce, distribute, market or exploit any underlying works or materials of which any of the ARC Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

                 (e)    Except as set forth on Schedule 2.13, all designs,
                                               -------------
drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the ARC Products at any stage of their development (the "ARC Components") were written, developed and created solely and exclusively by employees of ARC without the assistance of any third party or entity or were created by third parties (including, without limitation, each of the Stockholders), who assigned ownership of their rights to ARC in valid and enforceable consultant confidentiality and invention assignment agreements. All such employees and third parties have executed waivers of any right, title or interest in the ARC Products and ARC Components pursuant to documents prepared by Buyer's counsel. The Sellers have at all times used commercially reasonable efforts to treat the ARC Products and the ARC Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

                 (f) To the Sellers' knowledge, no employee of ARC is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with ARC or, to the best of the Sellers' knowledge, any other party, including, without limitation, any previous employer, because of the nature of the business conducted by ARC or proposed to be conducted by ARC.

                 (g) Each person presently or previously employed by ARC (including independent contractors, if any) employed in a research and development or other technical position has executed a confidentiality and non-disclosure agreement previously provided to Purchaser or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of ARC and such person, enforceable in accordance with their respective terms. To the best of ARC's and each of the Stockholder's knowledge, neither the execution or delivery of such agreements, nor the carrying on of ARC's business as employees by such persons, nor the conduct of ARC's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated. ARC is not making unauthorized use of any confidential information or trade secrets of any person, including, without limitation, any former employer or any past or present employee of ARC. Neither ARC nor, to the knowledge of the Sellers, any of ARC's employees have any agreements or arrangements with any persons other than ARC related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature.

                 (h) No product liability or warranty claims which individually or in the aggregate could exceed Five Thousand Dollars ($5,000) have been communicated to or threatened against ARC nor, to the best of the Sellers' knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim. ARC has provided to Buyer an accurate list of all errors or "bugs" in the ARC Products which are contained in the computer databases which ARC maintains for the purpose of tracking errors and "bugs" in its software. Such list is set forth as Schedule 2.13 (h).
                                        -----------------

                 (i) Prior to the date hereof, the Stockholders transferred all rights, title and interest of the Stockholders in the ARC Products to ARC, and the Stockholders have no rights, title or interest in the ARC Products.

     2.14 Contracts.  Except for contracts, commitments, plans, agreements and
          ---------
licenses (true and complete copies of which have been delivered to Buyer) described in Schedule 2.14 hereto, ARC is not a party to or subject to:
             -------------

                        (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                        (ii) any employment contract or contract for personal services;

                        (iii) any contract or agreement relating to capital expenditures in excess of $5,000 per annum;

                        (iv) any other contracts or agreements creating any obligations of ARC of $5,000 or more per annum with respect to any such contract or agreement not specifically disclosed elsewhere in this Agreement;

                        (v) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                        (vi) any contract or agreement which by its terms does not terminate or is not terminable without penalty by such entity or any successor or assignee on not more than one month's notice.

                        (vii) any contract not made in the ordinary course of business;

                        (viii) any contract or agreement for the purchase of any fixed asset for a price in excess of $5,000 whether or not such purchase is in the ordinary course of business;

                        (ix) no agreements, contracts or commitments that provide for the sale, licensing or distribution by ARC of any of its products, technology, know-how, trademarks or trade names. Section 2.14 hereof sets forth
                                                 ------------
all of the maintenance obligations of ARC without regard to the dollar amount of such obligation;

                        (x) any contract containing covenants limiting the freedom of such entity to compete in any line of business or with any person or entity;

                        (xi)   any license agreement (as licensor or licensee);

                        (xii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

                        (xiii) any contract or agreement with any officer, employee, director or stockholder of ARC or with any persons or organizations controlled by or affiliated with any of them.

ARC is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule, and none of the Sellers have any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

     Without limiting the provisions of Section 2.13, except for the License and Distribution Agreement between ARC and SQLBench International, Inc., ARC has not granted to any third party (including, without limitation, OEMs and site license customers) any rights to reproduce or manufacture any of the ARC Products, nor has ARC granted to any third party any exclusive rights of any kind with respect to any of the ARC Products, including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the ARC Products, nor has ARC granted any third party any right to market any of the ARC Products under any "private label" arrangements pursuant to which ARC is not identified as the source of such goods.

     2.15 Litigation.  There is no litigation or governmental or administrative
          ----------
proceeding or investigation pending or, to the Sellers' knowledge, threatened against ARC or any affiliate of ARC which may have an adverse effect on ARC's properties, assets, prospects, financial condition or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     2.16 Compliance with Laws.  ARC is in compliance with all applicable
          --------------------
statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to ARC or to the conduct of its business, and ARC has not received notice of a violation or alleged violation of any such statue, ordinance, order, rule or regulation.

     2.17 Insurance.  The only insurance maintained by the Company is disclosed
          ---------
on Schedule 2.17 hereto, and if any insurance is disclosed on said Schedule,
   -------------
then any such insurance policy is in full force and effect, all premiums with respect thereto are currently paid, and ARC is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by ARC and is sufficient for compliance by ARC with all requirements of law and all agreements and leases to which ARC is a party.

     2.18 Warranty or Other Claims.  There are no existing or threatened product
          ------------------------
liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against ARC for products or services which are defective or fail to meet any product or service warranties. No claim has been asserted against ARC for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

     2.19 Powers of Attorney.  Except for the power of attorney granted to
          ------------------
Meyndt, Ransmayr, Schweiger & Partner with respect to the transactions contemplated by this Agreement, ARC has not granted powers of attorney which are presently outstanding.

     2.20 Finder's Fee.  None of the Sellers has incurred or become liable for
          ------------
any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     2.21 Corporate Records; Copies of Documents.  The corporate record books of
          --------------------------------------
ARC accurately record all corporate action taken by its stockholders and board of directors and committees thereof. The copies of the corporate records of ARC, as delivered to Buyer pursuant to this Agreement, are true and complete copies of the originals of such documents. ARC has made available for inspection and copying by Buyer and its counsel complete and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

     2.22 Employee Benefit Programs; Employees; Labor Relations.
          -----------------------------------------------------

                 (a) Except as set forth on Schedule 2.22(a) or as provided under the laws of Austria, ARC does not have any employment contract, collective bargaining or other labor agreement, any agreement containing severance or termination pay arrangements, deferred compensation agreement, pension or retirement plan, bonus or profit-sharing plan, stock option or purchase plan or other non-terminable (with or without penalty) arrangement, group insurance, group hospitalization or other employee benefit plan, in each case relating to its employees.

                 (b) Upon termination of the employment of any of ARC's employees, Buyer will not by reason of the transactions contemplated by this Agreement, or anything done prior to or on the Closing Date be liable to any of said employees for so-called "severance pay" or any other payments other than as provided by mandatory provisions of Austrian law.

     2.23 Disclosure.  The representations, warranties and statements contained
          ----------
in this Agreement and in the certificates, exhibits and schedules delivered to Buyer do not contain any untrue statement of a material fact, and, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. To the knowledge of the Sellers, there are no facts which presently or may in the future have a material adverse affect on the business, properties, prospects, operations or condition of ARC which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting ARC's industry.

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.
-----------------------------------------------------------

     As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally makes to Buyer each of the representations and warranties set forth in this Section 3 with respect to such Stockholder. No Stockholder shall have any right of indemnity or contribution from ARC with respect to the breach of any representation or warranty hereunder.

     3.1  Authority.  Such Stockholder has full right, authority, power and
          ---------
capacity to enter into this Agreement and such agreement, document and instrument to be executed and delivered by or on behalf of him or her pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of such Stockholder enforceable in accordance with their respective terms. The execution, delivery and performance by such Stockholder of this Agreement and each such agreement, document and instrument:

                 (i) does not and will not violate any laws of the United States, or any state or other jurisdiction (domestic or foreign) applicable to such Stockholder or require such Stockholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                 (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets.

     3.2  Finder's Fee.  Such Stockholder has not incurred or become liable for
          ------------
any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     3.3 Agreements.  Each such Stockholder who is employed by ARC is not a
          ----------
party to any non-competition, trade secret or confidentiality agreement with any party other than ARC. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Stockholder is a party relating to the business of ARC or to such Stockholder's rights and obligations as a stockholder, director or officer of ARC. Such Stockholder does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of ARC, or any organization which has a contract or arrangement with ARC. Such Stockholder has not at any time transferred any of the stock of ARC held by or for such holder to any employee of

ARC, which transfer constituted or could be viewed as compensation for services rendered to ARC by said employee. The execution, delivery and performance of this Agreement will not violate or result in a default or acceleration of any obligation under any contract, agreement, indenture or other instrument involving ARC to which such Stockholder is a party. Notwithstanding the foregoing, the continued ownership of interests in ARC by the Stockholders will not constitute a violation of this Section 3.3, provided that ARC, on and after the Closing, (i) does not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined), (ii) refrains from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Buyer or Merger Sub, and (iii) refrains from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Buyer or Merger Sub. For purposes of this Agreement, the term "Competing Business" shall mean a business conducted anywhere in the United States, Europe or any other place in the world which is engaged in the business of designing, developing, marketing, selling, distributing and/or consulting with respect to software testing products.


SECTION 4.   COVENANTS OF THE SELLERS.
-------------------------------------

     4.1  Making of Covenants and Agreements.  Sellers hereby make their
          ----------------------------------
respective covenants and agreements set forth in this Section 4.

     4.2  Conduct of Business.  Between the date of this Agreement and the
          -------------------
Second Closing Date, ARC will, and the Stockholders will cause ARC to, conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices.

     4.3  Due Diligence; Production of Documents.  ARC shall provide and the
          --------------------------------------
Stockholders shall cause ARC to provide Buyer with full access to its books, properties, management and employees so as to enable Buyer to conduct such review of the business, assets and property of ARC as Buyer shall deem necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement.

     4.4  Authorization from Others.  Prior to the First Closing Date, ARC shall
          -------------------------
obtain and the Stockholders shall use their reasonable best efforts to cause ARC to obtain all authorizations, consents and permits of others required to permit the consummation by it of the transactions contemplated by this Agreement.

     4.5  Notice of Default.  Promptly upon the occurrence of, or promptly upon
          -----------------
any Seller becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to such Seller prior to the date hereof, of any of the representations, warranties or covenants of any Seller contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, such Seller shall give detailed written notice thereof to Buyer and shall use its best efforts to prevent or promptly remedy the same.

     4.6  Cooperation; Consummation of Agreement; Books and Records.  Each
          ---------------------------------------------------------
Seller shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby, and each Seller shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. ARC shall maintain its books and records in accordance with good business practices, on a basis consistent with past practices, and such entity shall promptly make available to Buyer such books and records, any other material or information regarding ARC as Buyer or its counsel, accountants or other advisors may from time to time reasonably request.

     4.7  Tax Returns.  ARC, with the approval of Buyer and in accordance with
          -----------
applicable law, shall (i) promptly prepare and file on or before the due date or any extension thereof all federal, state, local and foreign tax returns required to be filed by ARC with respect to taxable periods of ARC that include any period ending on or before the Second Closing Date and (ii) pay all Taxes of ARC attributable to periods ending on or before the Second Closing Date.

     4.8  Satisfaction of Indebtedness.  At or prior to the First Closing, ARC
          ----------------------------
shall, and the Stockholders shall cause ARC to, cause all mortgages, security interests, pledges and other arrangements securing indebtedness or other encumbrances upon the Subject Assets to be extinguished.

     4.9  1997 Financial Statements.  Each Seller shall cooperate with Buyer and
          -------------------------
shall promptly provide to Buyer all necessary information and documentation requested by Buyer in connection with the preparation of any audited financial statements required to be prepared under applicable U.S. securities laws.


SECTION 5.   REPRESENTATIONS AND WARRANTIES OF BUYER.
----------------------------------------------------

     5.1  Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Sellers contained in this Section 5.

     5.2  Organization of Buyer.  Buyer is a corporation duly organized, validly
          ---------------------
existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

     5.3  Authority of Buyer.  Buyer has full right, authority and power to
          ------------------
enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

                        (i) does not and will not violate any provision of the Certificate of Incorporation or by-laws of Buyer;

                        (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer or, assuming no breach in the representations set forth in Sections 2.5 and 2.24 hereof, require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

                        (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or any other agreement, mortgage, lease, permit, order, judgment or decree to which Buyer is a party and which is material to the business and financial condition of Buyer and its parent and affiliated organizations on a consolidated basis.

     5.4  Litigation.  There is no litigation or governmental or administrative
          ----------
proceeding or investigation pending or, to its knowledge, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     5.5  Finder's Fee.  Buyer has not incurred or become liable for any
          ------------
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     5.6  Buyer USA Public Information.  Buyer USA has heretofore furnished the
          ----------------------------
Stockholders with information regarding Buyer USA, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, each as filed with the Securities and Exchange Commission ("SEC"), and will provide to the Stockholders any Current, Annual or Quarterly Report filed by Buyer USA with the SEC at or prior to the Closing Date (as any such documents have been amended since their original filing, the "Buyer USA SEC Documents"). As of their respective filing dates, the Buyer USA SEC Documents did not or will not contain any untrue statements of material fact or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the Buyer USA SEC Documents complied or will comply in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statutes.

     5.7  Buyer USA Indebtedness.  Buyer USA has no material indebtedness or
          ----------------------
other obligations not reflected on the face of the Buyer USA SEC Documents.


 SECTION 6.  COVENANTS OF BUYER.
 ------------------------------

     6.1  Authorization from Others.  Prior to the First Closing Date, Buyer
          -------------------------
shall obtain all authorizations, consents and permits of others required to permit the consummation by it of the transactions contemplated by this Agreement.

     6.2  Cooperation; Consummation of Agreement; Books and Records.  Buyer
          ---------------------------------------------------------
shall cooperate with all reasonable requests of Sellers' counsel in connection with the consummation of the transactions contemplated hereby, and Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

     6.3  Notice of Default.  Promptly upon the occurrence of, or promptly upon
          -----------------
the Buyer becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Buyer prior to the date hereof, of any of the representations, warranties or covenants of the Buyer contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Buyer shall give detailed written notice thereof to the Sellers and shall use its best efforts to prevent or promptly remedy the same.


SECTION 7.   CONDITIONS.
-----------------------

     7.1  Conditions to the Obligations of Buyer.
          --------------------------------------

          7.1    Conditions to Obligations of Buyer at First Closing.  The
                 ---------------------------------------------------
obligation of Buyer to consummate this Agreement and the transactions contemplated hereby to be consummated at the First Closing are subject to the fulfillment, prior to or at the First Closing, of the following conditions precedent:

                 (a)    Representations; Warranties; Covenants.  Each of the
                        --------------------------------------
representations and warranties of the Sellers contained in Section 2 and of the Stockholders in Section 3 shall be true and correct in all material respects as though made on and as of the First Closing Date; and the Sellers shall, on or before the First Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the First Closing.

                 (b)    No Material Change.  There shall have been no material
                        ------------------
adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of ARC since the date hereof.

                 (c)    Certificate from Officers.  ARC shall have delivered
                        -------------------------
to Buyer a certificate of the General Manager of ARC and each Stockholder shall have delivered a certificate dated as of the First Closing Date to the effect that the statements set forth in paragraphs (a) and (b) above in this Section
7.1 are true and correct.

                 (d)    Opinion of Counsel.  At the First Closing, Buyer shall
                        ------------------
have received from Meyndt, Ransmayr, Schweiger & Partner, counsel for ARC and the Stockholders, an opinion as of said date, in the form attached hereto as
Exhibit 7.1(d).
--------------

                 (e)    No Litigation.  There shall have been no determination
                        -------------
by Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer or any Seller.

                 (f)    Consents.  ARC shall have made, and the Stockholders
                        --------
shall have caused ARC to make, all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such entity in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the businesses of such entity to be acquired by Buyer subsequent to the First Closing; and the Sellers shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties required to permit the continuation of the business of such entity by Buyer and the consummation of the transactions contemplated by this Agreement, and in connection with the transfer of the Subject Assets.

                 (g)    Employment Agreements.  Each of Ernst Ambichl, Manfred
                        ---------------------
Reindl and Bernd Greifeneder shall have executed and delivered to Buyer an Employment Agreement in substantially the forms of Exhibit 7.1(g).
                                                   --------------

                 (h)    Cancellation of OEM Agreement.  All parties to that
                        -----------------------------
Reindl and Software OEM Agreement, dated as of November 11, 1996, among, inter
                                                                         -----
alia, Buyer and
----

ARC (as amended or modified to date, the "OEM Agreement") shall have been terminated effective October 1, 1997.

                 (i)    Closing of Beta Transaction.  All conditions to the
                        ---------------------------
closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of the date hereof, among the Buyer USA, Beta and the stockholders of Beta (the "Merger") shall have been satisfied or waived and the Merger (as defined therein) shall have been consummated.

          7.1.2  Conditions to the Obligations of Buyer at the Second Closing.
                 ------------------------------------------------------------
The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby to be consummated at the Second Closing are subject to the fulfillment , prior to the Second closing, of the following conditions precedent:

                 (a)    Representations; Warranties; Covenants.  Each of the
                        --------------------------------------
representations and warranties of the Sellers contained in Section 2 and of the Stockholders in Section 3 shall be true and correct in all material respects as though made on and as of the Second Closing Date; and the Sellers shall, on or before the Second Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

                 (b)    No Material Change.  There shall have been no material
                        ------------------
adverse changes in the financial condition, prospects, propertis, assets, liabilities, business or operations of ARC since the date hereof.

                 (c)    Certificate from Officers.  ARC shall have delivered
                        -------------------------
to Buyer a certificate of the President and Chief Financial Officer of ARC and each Stockholder shall have delivered a certificate dated as of the Second Closing Date to the effect that the statements set forth in paragraphs (a) and
(b) above in this Section 7.1.2 are true and correct.

     7.2  Conditions to Obligations of the Sellers.
          ----------------------------------------

          7.2.1 The Sellers' obligations to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the First Closing, of the following conditions precedent:

                 (a)    Representations; Warranties; Covenants.  Each of the
                        --------------------------------------
representations and warranties of Buyer contained in Section 5 shall be true and correct as though made on and as of the First Closing Date; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the First Closing; and Buyer shall have delivered to the Sellers a certificate of the Chief Executive Officer, President or Treasurer of Buyer dated as of the First Closing Date to such effect.

                 (b)    No Material Change.  There shall have been no material
                        ------------------
adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of the Buyer since the date hereof.

                 (c)    Opinion of Counsel.  At the First Closing, the Sellers
                        ------------------
shall have received from Goodwin, Procter & Hoar LLP, counsel for Buyer, an opinion as of said date, in the form attached hereto as Exhibit 7.2(b).
                                                        --------------

                 (d)    No Litigation.  There shall have been no
                        -------------
determination by the Sellers, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer or any Seller.

                 (e)    Consents.  The Buyer shall have made all filings
                        ----------
with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such entity in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of Beta to be acquired by Buyer subsequent to the First Closing; and the Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Sellers, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties required to permit the continuation of the business of ARC by Buyer and the consummation of the transactions contemplated by this Agreement.

                 (f)    Employment Agreements.  The Buyer shall have executed
                        ---------------------
and delivered to each of Ernst Ambichl, Manfred Reindl and Bernd Greifeneder an Employment Agreement in substantially the form of Exhibit 7.1(g) attached
                                                  --------------
hereto.

                 (g)    Closing of Beta Transaction.  All conditions to the
                        ---------------------------
closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of the date hereof, among Buyer USA, Beta and the stockholders of Beta (the "Merger Agreement") shall have been satisfied or waived and the transactions contemplated by the Merger Agreement shall have been consummated.

          7.2.2  Conditions to the Obligations of Sellers at the Second Closing.
                 --------------------------------------------------------------
The obligations of the Sellers to consummate this Agreement and the transactions contemplated hereby to be consummated at the Second Closing are subject to the fulfillment, prior to or at the Second closing, of the following conditions precedent:

                 (a)    Representations; Warranties; Covenants.  Each of the
                        --------------------------------------
representations and warranties of Buyer contained in Section 5 shall be true and correct as though made on and as of the Second Closing Date; Buyer shall, on or before the Second Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Second Closing; and Buyer shall have delivered to the Sellers a certificate of the Chief Executive Officer, President or Treasurer of Buyer dated as of the Second Closing Date to such effect.

                 (b)    No Material Change.  There shall have been no material
                        ------------------
adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of the Buyer since the date hereof.


 SECTION 8.  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.
 -------------------------------------------------------

     8.1  Termination.  At any time prior to the Closing, this Agreement may be
          -----------
terminated as follows:

                        (i) by mutual written consent of all of the parties to this Agreement;

                        (ii) by Buyer, pursuant to written notice by Buyer to the Sellers, if any of the conditions set forth in Section 7.1 of this Agreement have not been satisfied at or prior to the First Closing Date and Buyer is not then in default hereunder; and

                        (iii) by the Sellers, pursuant to written notice by Sellers to Buyer, if any of the conditions set forth in Section 7.2 of this Agreement have not been satisfied at or prior to the First Closing Date and the Sellers are not then in default hereunder.

     8.2  Effect of Termination.  All obligations of the parties hereunder shall
          ---------------------
cease upon any termination pursuant to Section 8.1; provided, however, that the
                                                    --------  -------
provisions of this Section 8, Section 10.2 and Section 10.10 hereof shall survive any termination of this Agreement.


 SECTION 9.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.
 --------------------------------------------------------

     9.1  Survival of Warranties; Setoff.
          ------------------------------

                 (a) Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto. Subject to Section 9.1(c) below, each party shall be liable to any other party for all damages, liabilities, losses, taxes, fines, penalties, expenses or costs (including reasonable attorneys fees and expenses) of any kind or nature whatsoever (collectively "Losses") which may be sustained, suffered or incurred by or against such party as a result of any breach of this Agreement or any document or instrument related hereto or in any Schedule, exhibit or certificate delivered pursuant hereto.

                 (b) Subject to Section 9.1(c) below, any breach by the Sellers of a representation, covenant or obligation contained in this Agreement, in any agreement or document related hereto (other than any Employment Agreement) or in any Schedule, exhibit or certificate delivered pursuant hereto shall entitle Buyer first to set off from any future payment that Buyer is to make pursuant to the Note, amounts equal to the Losses sustained, suffered or incurred by or made against the Buyer as a result of such breach and then to collect the balance, if any, directly from the Sellers.

                 (c) Notwithstanding the foregoing, the Sellers shall not have any liability to Buyer for any breach of or noncompliance with this Agreement (and with any other document executed by any of the Sellers in connection herewith), including by way of set off from any future payments that Buyer is required to make pursuant to the Note, unless (a) the aggregate amount of all Losses shall exceed $25,000, and thereafter, Sellers shall only be liable for Losses in excess of said $25,000; and (b) such claim, except claims with respect to Section 2.8 or Section 2.13 which may be asserted until the expiration of the applicable statue of limitations, is asserted against the Sellers (whether or not such Losses have actually been incurred) on or before the third anniversary of the Closing Date. Buyer agrees to reasonably cooperate to minimize Losses.

                 (d) Notwithstanding the foregoing, Buyer shall not have any liability to any Seller for breach of or noncompliance with this Agreement or with any other document executed by Buyer in connection herewith except the Note or the Employment Agreements, unless and until (a) the aggregate amount of all Losses shall exceed $25,000, in which case, Buyer shall thereafter only be liable for Losses in excess of said $25,000; and (b) such claim is asserted against Buyer (whether or not such Losses have been actually incurred) on or before the third anniversary of the Closing Date. The Sellers agree to reasonably cooperate to minimize Losses.

 SECTION 10. MISCELLANEOUS.
 -------------------------

     10.1 Bulk Sales Law.  Buyer waives compliance by the Sellers with the
          --------------
provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors in connection with the transfer of the Subject Assets under this Agreement.

     10.2 Fees and Expenses.
          -----------------

                 (a) Except as set forth herein, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Sellers or the Stockholders relating in any way to the purchase and sale of the Subject Assets hereunder and the transactions contemplated hereby, including without limitation, legal, accounting or other professional expenses of the Sellers or the Stockholders, shall be charged to or paid by Buyer or included in any of the Assumed Liabilities.

                 (b) ARC will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Subject Assets to Buyer as contemplated by this Agreement, including without limitation, all sales, use, excise, real property and other transfer taxes and charges applicable to such transfer; all recording charges and fees applicable to the recordation of deeds and mortgages and other instruments of transfer; and all costs of obtaining or transferring permits, registrations, applications and other tangible and intangible properties. Notwithstanding the foregoing, the Sellers shall not be liable for any costs of obtaining or transferring permits, registrations, applications and other tangible or intangible properties, that would not have been necessary for the conduct of the business of ARC in the jurisdictions and in the manner in which ARC did business on the date hereof.

     10.3 Governing Law. This Agreement shall be construed under and governed by
          -------------
the internal laws of the Commonwealth of Massachusetts, U.S.A. without regard to its conflict of laws provisions. Except with respect to matters as to which injunctive relief is being sought, any dispute arising out of this Agreement or related to its violation, termination or nullity shall be finally settled under the Rules of Arbitration and Conciliation of the International Arbitral Centre of the Austrian Federal Economic Chamber in Vienna (Vienna Rules) by three arbitrators appointed in accordance with such rules. The substantive law of the Commonwealth of Massachusetts shall be applicable, whereby the parties hereto waive the application of the Austrian Conflict of Law Rules (IPRG) and the application of the Convention of International Sales of Goods (CISG). The language to be used in the arbitral proceeding shall be English. The International Arbitral Centre in Vienna shall have exclusive jurisdiction, no other forum shall have jurisdiction either for a request of arbitration or any other means of conducting the arbitral proceedings. The venue and seat of arbitration shall be in Linz, Austria. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court.

     10.4 Notices.  Any notice, request, demand or other communication required
          -------
or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States Post Office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:            Segue Software, Inc.
--------             1320 Centre Street
                     Newton Centre, MA 02159
                     Facsimile:  617-796-1621

With a copy to:      Goodwin, Procter & Hoar  LLP
                     Exchange Place
                     Boston, MA  02109
                     Attn:  Jeffrey C. Hadden, Esq.
                     Facsimile:  617-523-1231

TO ARC OR THE
STOCKHOLDERS:        ARC - Dr. Ambichl & Dr. Reindl
-------------          Communication GmbH
                     Wiener Strasse 131
                     4020 Linz

With a copy to:      Perrie, Buker, Jones & Morton, P.C.
                     115 Perimeter Center Place, Suite 170
                     Atlanta, GA  30346
                     Attn:  Charles Buker, Esq.
                     Facsimile:  770-804-0509

     and:            Meyndt, Ransmayr, Schweiger &
                       Partner Rechtsanwalte
                     A-4020 Linz
                     Landstrasse 42/Rudigierstrasse
                     Attn:  Thomas Schweiger
                     Facsimile:  0732/796906

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

     10.5 Entire Agreement.  This Agreement, including the Schedules and
          ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

     10.6 Assignability; Binding Effect.  Prior to the Second Closing, this
          -----------------------------
Agreement shall only be assignable by Buyer to a corporation, partnership or limited liability company controlling, controlled by or under common control with Buyer upon written notice to the Sellers. After the Second Closing, Buyer's rights and obligations hereunder shall be freely assignable. This Agreement may not be assigned by the Sellers without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     10.7  Captions and Gender.  The captions in this Agreement are for
           -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

     10.8  Execution in Counterparts.  For the convenience of the parties and to
           -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     10.9  Amendments.  This Agreement may not be amended or modified, nor may
           ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

     10.10 Publicity and Disclosures.  No press releases or public disclosure,
          -------------------------
either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer, ARC and the Stockholders.



                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

BUYER:                           SEGUE SOFTWARE, INC.
-----


                                 By: /s/ J. Jeffrey Bingenheimer
                                    --------------------------------
                                    Name:
                                    Title:


SELLERS:                         ARC - DR. AMBICHL & DR. REINDL
-------                                COMMUNICATION GmbH


                                 By: /s/ Manfred Reindl
                                    --------------------------------
                                    Name:
                                    Title:


                                 /s/ Ernst Ambichl
                                 -----------------------------------
                                 Ernst Ambichl


                                 /s/ Manfred Reindl
                                 -----------------------------------
                                 Manfred Reindl


                                 /s/ Bernd Greifeneder
                                 -----------------------------------
                                 Bernd Greifeneder
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                        List of Exhibits and Schedules


Schedule 1.1.1(ii)     Machinery, Equipment and Other Tangible Personal Property
Schedule 1.1.1(iii)    Assigned Contracts
Schedule 1.1.1(iv)     Assigned Permits
Schedule 1.1.1(viii)   Computers and Computer Programs
Schedule 1.1.1(x)      Copyrights, Trademarks, Patents and Other Similar Rights
Schedule 2.2           Organization and Qualifications of Sellers
Schedule 2.6(b)        Leased Real Property
Schedule 2.6(c)        Personal Property
Schedule 2.7           Financial Statements
Schedule 2.8           Tax Returns
Schedule 2.12          Banking Relations
Schedule 2.13          Intellectual Property
Schedule 2.14          Contracts
Schedule 2.17          Insurance

Exhibit 1.4            Form of ARC Note
Exhibit 1.5(a)         Form of Bill of Sale
Exhibit 1.5(b)         Form of Assignment and Assumption of Contracts Agreement
Exhibit 1.5(c)         Form of Assignment and Assumption of Leases Agreement
Exhibit 1.5(d)         Form of Assignment and Assumption of Intellectual
                        Property
Exhibit 7.1(d)         Form of Opinion of Sellers' Counsel
Exhibit 7.1(i)         Form of Employment Agreement
Exhibit 7.2(b)         Form of Opinion of Buyer's Counsel